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PORTIONS OF THIS EXHIBIT HAVE BEEN DELETED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION UNDER RULE 406 OF THE SECURITIES ACT OF 1933 AND THE
FREEDOM OF INFORMATION ACT.

                    DIGITAL SERVICES AGREEMENT


     This Digital Service Agreement (this "Agreement") is entered into as of 25th Oct, 1994, by and between Communications
Transmission Group, Inc., a Nevada corporation ("Lessor"), and
Startec, Inc., a Maryland Corporation ("Lessee").

     In consideration of the mutual promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1.   Definitions.

          (a) "Available" shall mean, with respect to any Circuit, that all necessary equipment with respect to such Circuit has been installed, connected, tested and confirmed by Lessor to be operating in accordance with the required specifications.

          (b) "Activation Date" shall mean, with respect to any circuit, the date such circuit is first made Available to Lessee.

          (c)  "Circuit" shall mean a DS-1.

          (d) "Circuit Lease Term" shall mean, with respect to any Circuit, the term in months for which Lessee desires to obtain Service on such Circuit from the Activation Date of such Circuit, as specified in the Purchase Order pursuant to which such Circuit is Ordered.

          (e) "Circuit Mileage" shall mean, with respect to any Circuit, the length of such Circuit in airline miles computed according to industry standard V&H coordinates as specified in the Purchase Order pursuant to which such Circuit is ordered.

          (f) "City Pair" shall mean, with respect to any Circuit, the two cities in which such Circuit terminates, as specified in the Purchase Order pursuant to which such Circuit is ordered.


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          (g)  "DS-0 Circuit Mile Rate" shall mean, with respect
to any Circuit, the rate, if any, so designated with respect to such Circuit in the Purchase Order pursuant to which such Circuit is ordered.

          (h)  "DS I" shall mean a circuit meeting the
specifications set forth in AT&T Technical Reference Pub.  62411,
December 1990 and Bellcore TR MWT-000488, Issues 4, November
1991, Revision 1, April 1992.

          (i) "Monthly Lease Rate" shall mean, with respect to any Circuit, the amount designated in Exhibit D hereto, or if different, in the Purchase Order accepted by Lessor pursuant to which such Circuit is ordered.

          (j) "On-net Service" shall be service between any of the cities contained in Exhibit C attached hereto. "On-net City" shall mean any such city. "On-net DS-1" shall mean a DS-1 between two On-Net Cities. Service to any city not contained in Exhibit C shall be considered "Off-net Service".

          (k) "Purchase Order" shall mean any written purchase order in substantially the form attached hereto as Exhibit A made hereunder by Lessee and accepted by Lessor.

          (l) "Requested Service Commencement Date" shall mean, with respect to any Circuit, the date Service on such Circuit is requested by Lessee to commence as specified in the Purchase
Order pursuant to which such Circuit is ordered.

          (m)  "Service" shall mean the digital
telecommunications transmission service provided hereunder. Such service shall be provided from a North American DSX standard cross-connect panel located in Lessor's terminal location as identified on the Purchase Order.

          (n) "Take or Pay Commitment" shall mean, with respect to a certain period and amount, that Lessee has the obligation to pay for Service hereunder in such amount for each month during such period, whether or not such service is used.

     2.   Scope and Lease Rates.  Lessor shall provide Service to
Lessee upon the terms and conditions set forth below.

          (a) Service shall be provided with respect to each Circuit set forth in each Purchase Order between Lessor's locations in each city of the City Pair specified in such Purchase Order with respect to such Circuit.

          (b) Lessor shall provide maintenance for all digital transmission equipment used in connection herewith.


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          (c)  Lessor shall use its best efforts consistent with
its obligations to its other customers to provide Service on each Circuit commencing on the Requested Service Commencement Date specified with respect to such Circuit.

          (d) Lessor shall provide Service on each Circuit ordered hereunder from the Activation Date of such Circuit for the Circuit Lease Term of such Circuit.

          (e) Lessee may, subject to availability, order other associated services listed in Exhibit B hereto offered by Lessor under the terms and conditions of this Agreement.

          (f) The rates for Service under this Agreement are as set forth in Exhibit D hereto, unless otherwise specified in the applicable Purchase Order accepted by Lessor. The rates set forth in Exhibit D are valid for Purchase Orders accepted within one year of the date hereof. After such one-year period, Lessor may change such rates as it deems desirable for Purchase Orders accepted thereafter; provided that no such rate change shall effect any Circuit then in service.

          (g)  Lessee shall have (i) a Take or Pay Commitment of
[CT REQUESTED] per month commencing as of the first month Lessee obtains Service hereunder.

     3.   Payments.

          (a) Lessee agrees to pay in advance to Lessor each month during the term of this Agreement (i) the Monthly Lease Rate for each Circuit ordered by Lessee hereunder which has been made Available to Lessee, and (ii) the applicable charges, including installation charges, if any, for any associated services listed in Exhibit B hereto delivered to Lessee.

          (b) Lessor's invoices for amounts payable hereunder shall be due upon receipt by Lessee. The first such invoice shall be for the first two months' Service and each monthly invoice thereafter shall be for the following month.

          (c) In the event that a Circuit is made Available to Lessee on any day other than the first day of the month, the Monthly Lease Rate for that month shall be pro-rated according to the number of days for which such Circuit was Available.

          (d) In the event that any lease payment remains unpaid after 30 days following the date of the first Lessor invoice for such payment, such payment shall be subject to a late payment charge equal to the lesser of (i) one and one-half percent of the unpaid balance per month or (ii) the maximum rate allowed under applicable state law. In the event that any lease payment is unpaid 30 days following the date of the first Lessor invoice for

                                64
such payment, in addition to any other remedies available, at law or otherwise, to Lessor, Lessor may, without any liability to Lessee, at its option: (A) suspend the Service or (B) it immediately terminate the Service.

     4. Term. The term of the Agreement shall commence on the date hereof and continue for a period of [CT REQUESTED] from the date hereof, and if longer, until the end of the Circuit Lease Term of each Circuit ordered hereunder which is last to expire. In the event the Lessor and Lessee agree, orally or in writing, to continue to perform hereunder after the expiration or termination hereof, unless otherwise specifically agreed to in writing, this Agreement shall be extended on a month-to-month basis with rates equal to [CT REQUESTED] of the rates hereunder and shall be terminable by either party upon 30 days' written notice thereof to the other party.

     5.   Termination.

          (a) Lessee may terminate Service with respect to any Circuit upon ninety (90) days prior written notice thereof to Lessor and payment of all termination charges set forth below.
Such termination charges shall include:

               (i) In the event such termination occurs prior to the Activation Date specified with respect to such Circuit, all nonrecoverable costs of the implementation of, and expenditures or liabilities reasonably incurred and directly connected with, the provision of Service, including but not be limited to, all professional, consulting and other costs incurred by Lessor in furtherance of implementing such Service; and

               (ii) In the event such termination occurs at or after the Activation Date specified with respect to such Circuit, Lessee shall pay all charges hereunder for the period during which Service is rendered on such Circuit. If Service on a Circuit is terminated prior to the expiration of this Agreement, Lessor shall make its best efforts to lease Service on such Circuit at no less than the Monthly Lease Rate for such Circuit. In the event Lessor cannot lease Service on such Circuit on the same or substantially similar terms and conditions as set forth herein, Lessee shall be liable to Lessor for payment (1) for the rental amount due through the end of the term of this Agreement with respect to such Circuit less (2) the total amount collected by Lessor from any other lessee with respect to such Circuit.

          (b) Lessee shall give written notice to Lessor of any material breach in performance hereunder. Lessor shall have 45 days after such notice to cure such breach. If after such 45-day period, Lessor fails to cure such breach, including but not limited to, compliance with the material technical and operational specifications applicable to a Circuit, Lessee may

                                65
terminate Service on the such affected Circuit. In the event of such termination, Lessee's liability with respect to such Circuits shall be limited to the Monthly Lease Rate for the affected Service which was properly rendered prior to the effective date of such termination.

          (c) In the event Lessor fails to provide the Service within six months of the Requested Service Commencement Date for such Circuit, then Lessee, at its option, may terminate that Service on the affected Circuit without any liability whatsoever. Such right to terminate shall be Lessee's sole remedy for such failure to provide Service.

          (d) Notwithstanding anything herein to the contrary, no termination shall effect or reduce Lessee's obligation to make the [CT REQUESTED] per month "Take or Pay Commitment" payments required by Section 2.

     6. Force Majeure. Lessor shall not be liable for any interruptions of Service which are solely attributable to causes outside its control, including fires, floods, national emergencies, insurrections, riots, civil disorders, wars, or acts of God so long as it uses its best efforts to restore Service as promptly as possible after the interruption. No credits shall be allowed for any outage periods caused by such conditions.

     7.   Allowance for Service Outage Periods.

          (a) A Circuit shall be deemed to be in an outage condition under this Agreement if, while Lessee is using or attempting to use such Circuit, such Circuit loses continuity and fails to comply with the applicable specifications for such Circuit. An outage period begins when a report is received by Lessor's Network Control Center from Lessee by telephone that Service has been interrupted and that such Circuit is released for repair. An outage period ends when Lessor notifies Lessee by telephone that Service has been restored.

          (b) A credit for each outage period shall be allowed and calculated as follows:

               (i) No credit shall be allowed for an outage period of seventy-two (72) hours or less in the case of a Catastrophic Outage (as defined below, or of one (1) hours or less in the case of a Non-Catastrophic Outage (as defined below). Lessee shall be credited for an outage period to the extent such outage period exceeds seventy-two (72) hours or one(1) hour, as the case may be, at the rate of [CT REQUESTED] of the monthly rate or charge applicable to the Circuits which are subject to the outage period for each half-hour or major fraction thereof that an outage period continues beyond seventy-two (72) hours or one (1) hour as the case may be. For purposes of the foregoing,

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"Catastrophic Outage" includes outages caused by a cable cut or radio failure, an equipment enclosure fire, an explosion, or any other circumstance of an extraordinary and catastrophic nature and "Non-Catastrophic Outage" includes all other outages.

               (ii) No credit shall be allowed with respect to any period during which Lessee fails to afford access to any facilities provided by Lessor for the purpose of investigating and correcting an interruption to Service.

               (iii) The Monthly Lease Rates used to determine any credit hereunder shall be the then current Monthly Lease
Rates being assessed.

               (iv) The seventy-two (72) hour and one (1) hour periods set forth above shall be extended by the period during which Lessor is unable to restore Service due to an event or circumstance described in Paragraph 6.

               (v) In no event shall any credit be allowed hereunder (1) in excess of the then current Monthly Lease Rate for the applicable Circuit or (2) with respect to any Circuit for which Lessee (i) fails to make or (ii) is excused from making any payment because of operation of law or any other reason.

          (c) Calculations of credits shall be based upon Lessor's Customer Service Group Log maintained in Lessor's
Network Status Center.

          (d) No credit allowance will be made for outage periods:

               (i)    caused by Lessee;

               (ii)   caused by the failure of equipment or
systems provided by Lessee or persons other than Lessor, including any provider of local access service to Lessor;

               (iii) occurring with respect to a Circuit released by Lessee to Lessor to perform maintenance, to make rearrangements, or to implement an order for a change in the Circuit; or

               (iv) occurring with respect to a Circuit which Lessee elects not to release for testing or repair and continues to use on an impaired basis.

          (e) The credit provided for hereunder shall be Lessor's sole liability and Lessee's sole remedy in the event of any outage periods or interruption of Service.

          (f)  In the event Lessor determines it is necessary to

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interrupt Service on a Circuit for maintenance, Lessor shall use its best efforts to give Lessee notice thereof by telephone. Lessor will use its best efforts to schedule such Service interruptions on weekends between midnight and 3:00 a.m. Credits will not be allowed with respect to such Service interruptions.

     8.   Representations and Warranties of Lessor and Lessee.

          (a) Lessor hereby represents and warrants to Lessee that this Agreement has been validly authorized, executed and delivered by Lessor and represents a valid and binding obligation of Lessor.

          (b) Lessee hereby represents and warrants to Lessor that this Agreement has been validly authorized, executed and delivered by Lessee and represents a valid and binding obligation of Lessee.

          (c)  Except as set out in Paragraphs (1) and (b) above:

               (i)    ALL EXPRESS AND IMPLIED WARRANTIES,
INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE ARE EXPRESSLY EXCLUDED AND DISCLAIMED. LESSEE ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY WRITTEN OR ORAL REPRESENTATIONS BY LESSOR CONCERNING THE SUBJECT OF THIS AGREEMENT OTHER THAN THOSE EXPRESSED IN THIS AGREEMENT; and

               (ii)   LESSOR MAKES NO WARRANTY OR
REPRESENTATION, EXPRESS OR IMPLIED, TO ANY OTHER PERSON OR ENTITY CONCERNING THE SERVICE PROVIDED HEREUNDER AND LESSEE SHALL DEFEND AND INDEMNITY LESSOR FROM ANY CLAIMS MADE BY ANY CUSTOMER OF LESSEE OR UNDER ANY WARRANTY OR REPRESENTATION BY LESSEE TO ANY THIRD PARTY.

     9. FCC Permits, Authorization and Filings. Lessor shall take all necessary and appropriate steps, as soon as possible, to procure from the Federal Communications Commission the necessary authorizations, if any, to deliver Service hereunder to Lessee and whatever approvals are necessary from any other federal or state agency. In the event that Lessor cannot obtain all necessary federal, state or local authority to provide Service hereunder. Lessor shall promptly give written notice thereof to Lessee, and such notice shall constitute termination without liability of either party hereto of all obligations hereunder.

     10. Governing Law. This Agreement shall be construed and enforced in accordance with, and the validity and performance hereof, shall be governed by the laws of the State of Texas without regard to its principles of choice of law.

     11.  Convenience of Titles.  Headings contained herein are

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for convenience only and do not modify, enlarge or limit the scope of the body of the section thereof in any manner.

     12. Notices. All notice and other communications hereunder shall be in writing and shall be deemed to have been duly given as of the date of delivery, facsimile transmission or mailing, and if mailed, first class postage prepaid, certified or registered mail, return receipt requested to the following persons, unless contrary instructions are given by the parties in writing:

     If to Lessee:       Startec, Inc.
                         6000 Executive Blvd., Suite 202
                         Rockville, Maryland 20852
                         Attention:  Teferi Dejene
                         Telephone No.: (301) 816-3101
                         Facsimile No.: (301) 816-2041

     If to Lessor:       Communications Transmission Group, Inc.
                         5000 Plaza on the Lake, Suite 200
                         Austin, Texas 78746
                         Attention:  Chief Operating Officer
                         With a copy to:  Sales Administrator
                         Telephone No.: (512) 328-1112
                         Facsimile No.: (512) 328-7632

     13.  Waiver of Breach or Violation not Deemed Continuing.
The waiver by either party hereto of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

     14. Bankruptcy. In the event of the bankruptcy or insolvency of either party hereto or if either party hereto shall make an assignment for the benefit of credits or take advantage of any act or law for relief of debtors, the other party to this Agreement shall have the right to terminate this Agreement without further obligation or liability on its part.

     15. Limits of Liability. Lessor's sole duty under this Agreement shall be the provision of Service to Lessee under the terms and conditions set forth herein. Lessee's sole remedy for Lessor's failure to perform its obligations hereunder shall be Lessee's right to credit with respect to outage periods. In no event shall Lessor be liable for any special, incidental, indirect, punitive, reliance or consequential damages, whether foreseeable or not, including but not limited to, damage or loss of property or equipment, loss of profits or revenue, cost of capital, cost of replacement services, or claims of customers for service interruptions or transmission problems, occasioned by any defect in the service provided hereunder, delay in availability of the service provided hereunder, failure of the service provided hereunder or any other cause whatsoever; and in no event

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shall Lessor be liable at any time for any amount in excess of the aggregate amount it has prior to such time collected from Lessee with respect to Service delivered hereunder.

     16. Business Relationship. This Agreement shall not create any agency, employment, joint venture, partnership, representation, or fiduciary relationship between the parties. Neither party shall have the authority to, nor shall any party attempt to, create any obligation on behalf of the other party.

     17.  Indemnity.

          (a) Each party shall indemnify, defend, release and hold harmless the other party and all of its officers, agents, directors, shareholders, subcontractors, subsidiaries, employees and other affiliates (collectively "Affiliates"), from and against any action, claim, court cost, damage, demand, expense, liability, loss, penalty, proceeding or suit, (collectively, together with related attorneys' fees; including costs and disbursements, "Claims") imposed upon either party by reason of damages to property or injuries, including death, as a result of a negligent act or omission on the part of the indemnifying party or any of its Affiliates in connection with: (i) the performance of this Agreement; or (ii) other activities relating to the property or facilities which are the subject of this Agreement. In the event a Claim relates to the negligence of both parties, the relative burden of the Claim shall be attributed equitably between the parties in accordance with the principles of comparative negligence.

          (b) In the event any action shall be brought against the indemnified party, such party shall immediately notify the indemnifying party in writing, and the indemnifying party, upon the request of the indemnified party, shall assume the defense thereof on behalf of the indemnified party and its Affiliates and shall pay all expenses and satisfy all judgments which may be incurred by or rendered against the indemnified party or its Affiliates in connection therewith, provided that the indemnified party shall not be liable for any settlement of any such action effected without its written consent.

          (c) Notwithstanding the termination of this Agreement for any reason, this Paragraph 17 shall survive such termination.

     18.  Insurance.

          (a) Throughout the term of this Agreement and any extension thereof, each party shall maintain, and, upon written request, shall provide to the other proof of adequate liability insurance:

               (i)    Worker's compensation insurance up to the

                                70
amount of the statutory limit in the state or states where work is to be performed;

               (ii)   Employer's liability insurance with a
limit of not less than $200,000 per claim with an all-states endorsement;

               (iii) Comprehensive general liability insurance with a limit of not less than $1,000,000 per occurrence for bodily injury liability and property damage liability, including coverage extensions for blanket contractual liability, personal injury liability and products and completed operations liability.

     19. Assignment. Neither party hereto may assign this Agreement without the express written consent of the other party hereto. Such consent shall not be unreasonably withheld.

     20. Assignment by Lessor. Notwithstanding the foregoing, however, (1) a security interest in this Agreement may be granted by Lessor to any lender to secure borrowings by Lessor or any of its affiliates ("Affiliates") and (2) Lessor may assign all its rights and obligations hereunder with respect to any Circuit to any Affiliate. Upon such assignment, this Agreement shall be deemed to be multiple agreements, each upon the terms and conditions set forth herein by and between Lessee and Lessor, and between Lessee and such Affiliate, with respect to such Circuit.

     21. Confidential Relationship. Unless required by law, the parties hereto shall not disclose, duplicate, or copy, or use for any purpose other than the performance of this Agreement, and shall treat as confidential and as proprietary all information, specifications, drawings, blueprints, nomenclature, samples, and models supplied or disclosed to each other in connection with this Agreement, all of which shall be returned to the respective owners thereof upon completion of this Agreement.
Notwithstanding the foregoing however, Lessor may make such information available to its lenders. Neither party shall in any manner advertise or publish or release for publication any statement mentioning the other party or the fact that the other party has furnished or contracted to furnish goods and services hereunder or quote the opinion of any employees of such other party, unless written consent of such other party shall first be obtained or unless required by law.

     22. Taxes. The amounts payable by Lessee under this Agreement do not include any State or local sales or use taxes, or utility taxes, however designated which may be levied on the goods and services provided by Lessor hereunder. With respect to such taxes, if applicable, Lessee shall furnish Lessor with an appropriate exemption certificate or pay to Lessor, upon timely presentation of invoices therefore, such amounts thereof as Lessor may be by law required to collect or pay. Any and all

                                71
other taxes, including but not limited to franchise, net or gross income, license, occupation, and real or personal property taxes, shall be timely paid by Lessor.

     23. Binding Arbitration. Upon notice to the other party, any party may refer any dispute or claim arising out of or relating to this Agreement to arbitration in Austin, Texas in accordance with the commercial arbitration rules of the American Arbitration Association then prevailing and, in such event neither party may commence any action based on such dispute or claim, and, if any action has been commenced, it shall be stayed, pending the outcome of such arbitration proceeding. Each party shall select one independent arbitrator within ten days of such notice and the two arbitrators shall then select a third arbitrator within an additional ten days to form a three-person panel of arbitrators. The panel of arbitrators shall have the power to order specific performance if requested. Any award, order, or judgment pursuant to such arbitration shall be deemed final and binding and may be enforced by any court of competent jurisdiction. All such arbitration proceedings shall be conducted on a confidential basis. The panel of arbitrators may, as part of the arbitration award, permit the substantially prevailing party to recover all or part of its attorney's fees and other out-of-pocket costs incurred in connection with such arbitration. Lessee may, at its option, continue to accept what it considers to be below-standard Service and pay the charges hereunder relating thereto during such pendency of such arbitration, without prejudice thereto.

     24. Legal Construction. In case any one or more of the provisions contained in this Agreement shall, for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     25. Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of such parties in connection herewith. This Agreement may only be modified or supplemented by an instrument in writing executed by each party.

     26. No Personal Liability. Each action or claim against any party arising under or relating to this Agreement shall be made only against such party is a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such party. No party shall seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against any shareholder, employee, officer or director of the other party. Each of such

                                72
persons is an intended beneficiary of the mutual promises set forth in this section and shall be entitled to enforce the obligations of this section.

     In confirmation of their consent hereto and intention to be legally bound hereby, the parties have executed this agreement below:

Startec, Inc.                 Communication Transmission
                                   Group, Inc.


By:     /s/                   By:         /s/
     (Signature)                   (Signature)

   Subhash Pai                   K.F. Hinther
  (Name - please print)         (Name - please print

     Controller                 Executive Vice President
                                Chief Finance Officer
  (Title - please print)        (Title - please print)

                         LIST OF EXHIBITS

Exhibit A      Form of Purchase Order
Exhibit B      Maintenance and other Additional Services
Exhibit C      List of On-net Cities
Exhibit D      List of Rates for On-net Service